UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEXPOINT REAL ESTATE FINANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	84-2178264
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which the form relates:

Registration No. 333-235698

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of NexPoint Real Estate Finance, Inc. (the “Company”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-11, as initially filed with the Securities and Exchange Commission (the “Commission”) on December 24, 2019 (Registration No. 333-235698), as amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, incorporated by reference herein is information related to our common stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the prospectus forming a part of the Registration Statement. The above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

Date: February 5, 2020	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: President